UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2008 (June 25, 2008)

American Claims Evaluation, Inc.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

0-14807 (Commission File Number)	11-2601199 (IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York (Address of principal executive offices)	11753 (Zip Code)

(516) 938-8000
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 25, 2008, American Claims Evaluation, Inc. (the “Company”) received a notice from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company has regained compliance with Nasdaq Marketplace Rule 4310(c)(4) relating to the minimum bid price of the Company’s common stock (the “Shares”).

On December 28, 2007, the Company had received a deficiency letter from Nasdaq indicating that the Company’s Shares were subject to delisting from The Nasdaq Capital Market because for 30 consecutive business days the Company’s Shares had a bid price below the $1.00 minimum bid as required for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(4).

In accordance with Nasdaq Marketplace Rule 4310(c)(8)(D), the Company was provided a compliance period of 180 calendar days, or until June 25, 2008, to regain compliance with this requirement for continued inclusion on The Nasdaq Capital Market.

Since then, the closing bid price of the Company’s Shares has been at $1.00 per share or greater for at least 10 consecutive business days. Accordingly, the Company has regained compliance with Marketplace Rule 4310(c)(4) and the matter is considered closed.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release of American Claims Evaluation, Inc., dated June 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2008	AMERICAN CLAIMS EVALUATION, INC.

	By:	/s/ Gary Gelman
Gary Gelman President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release of American Claims Evaluation, Inc., dated June 26, 2008.